Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)   ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation or organization if not a U.S. national bank)	95-3571558 (I.R.S. Employer Identification Number)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

John C. Hitt, Jr.
Chapman and Cutler LLP
111 West Monroe Street
Chicago, Illinois  60603
(312) 845-3000

(Agent for Service)

Harley-Davidson Motorcycle Trust 2005-3
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Not yet received (I.R.S. employer identification no.)

c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE (Address of principal executive offices)	19890-0001 (Zip code)

Motorcycle Contract Backed Notes,
Class A-1, Class A-2 and Class B

(Title of the indenture securities)

Item 1.    General information.  Furnish the following information as to the trustee:

(a)           Name and address of each examining or supervising authority to which it is subject.

NAME	ADDRESS
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with the obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.  List of Exhibits.

1.             A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.             A copy of certificate of authority of the trustee to commence business.  (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.             A copy of the authorization of the trustee to exercise corporate trust powers.  (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.             A copy of the existing by-laws of the trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No.
333-121948).

5.             Not applicable.

6.             The consent of the trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.             A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.             Not applicable.

9.             Not applicable.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 24th day of August, 2005.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Cynthia Davis
Name: Cynthia Davis
Title:Vice President

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EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION
OF

THE BANK OF NEW YORK TRUST COMPANY, N.A.
700 S. Flower Street, 2nd Floor
Los Angeles, California  90017

At the close of business March 31, 2005, published in accordance with Federal regulatory authority instructions.

ASSETS	THOUSANDS OF DOLLARS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	9,100
Interest-bearing balances	- 0 -
Securities:
Held-to-maturity securities	75
Available-for-sale securities	57,298
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	19,000
Securities purchased under agreements to resell	95,000
Loans and lease financing receivables:
Loans and leases held for sale	- 0 -
Loans and leases, net of unearned income	- 0 -
LESS: Allowance for loan and lease losses	- 0 -
Loans and leases, net of unearned income and allowance	- 0 -
Trading assets	- 0 -
Premises and fixed assets (including capitalized leases)	3,876
Other real estate owned	- 0 -
Investments in unconsolidated subsidiaries and associated companies	- 0 -
Customers’ liability to this bank on acceptances outstanding	- 0 -
Intangible assets:
Goodwill	240,005
Other Intangible Assets	17,839
Other assets	34,344
TOTAL ASSETS	$476,537

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CONSOLIDATED REPORT OF CONDITION
OF

THE BANK OF NEW YORK TRUST COMPANY, N.A.
700 S. Flower Street, 2nd Floor
Los Angeles, California  90017

LIABILITIES	THOUSANDS OF DOLLARS

Deposits:
In domestic offices	7,502
Noninterest-bearing	7,502
Interest-bearing	- 0 -
- 0 -
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	- 0 -
Securities sold under agreements to repurchase	- 0 -
Trading liabilities	- 0 -
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	58,000
Not applicable
Bank’s liability on acceptances executed and outstanding	- 0 -
Subordinated notes and debentures	- 0 -
Other liabilities	51,452
TOTAL LIABILITIES	$116,954
Minority interest in consolidated subsidiaries	- 0 -

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EQUITY CAPITAL	THOUSANDS OF DOLLARS

Perpetual preferred stock and related surplus	- 0 -
Common stock	1,000
Surplus	294,125
Retained earnings	65,622
Accumulated other comprehensive income	(164)
Other equity capital components	- 0 -
Total equity capital	$359,583
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$476,537

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I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

William J. Winkelmann	)	Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman	)	President
Keith Kuhn	)	Chief Operating Officer

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